EXHIBIT 99

NEWS FOR IMMEDIATE RELEASE
July 20, 2005       For Further Information Contact:

Paul M. Limbert
President & Chief Executive Officer

or

Robert H. Young
Executive VP & Chief Financial Officer

(304) 234-9000
NASDAQ Trading Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces Higher Second Quarter 2005 Net Income

Wheeling, WV…Paul M. Limbert, President & Chief Executive Officer of WesBanco, Inc., (NASDAQ: WSBC) a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the second quarter and six months ended June 30, 2005.

Net income for the second quarter ended June 30, 2005 increased 20.2% to $11.3 million as compared to $9.4 million for the second quarter of 2004, while diluted earnings per share for the second quarter ended June 30, 2005 were $0.50 compared to $0.48 for the same period in 2004, an increase of 4.2%. Net income for the six months ended June 30, 2005 increased 16.8% to $22.3 million as compared to $19.1 million for the same period in 2004, while diluted earnings per share for the six months ended June 30, 2005 were $0.98 compared to $0.97 for 2004. The 2005 second quarter and the year to date results include Winton Financial Corporation ("Winton"), a $550 million thrift institution acquired on January 3, 2005 and Western Ohio Financial Corporation ("Western Ohio"), a $400 million savings bank acquired on August 31, 2004.

"WesBanco’s second quarter and first half of 2005 results showed strong gains given the acquisitions completed in the prior periods and were led by growth in most categories of net interest income and non-interest income," Mr. Limbert stated. "Our balance sheet growth continues to be led by loan growth, primarily in the commercial and commercial real estate categories. New loan volume for the second quarter of 2005 increased in all loan categories on a linked quarter basis from the first quarter of 2005. While loan growth is crucial to the success of any financial institution, credit quality is equally important, with most ratios showing improvement over the same periods in 2004," said Mr. Limbert.

Highlights for the three and six month periods ended June 30, 2005:

•
Net interest income for the second quarter and first half of 2005 increased $7.5 million or 28.5% and $14.7 million or 27.9%, respectively, compared to the same periods in 2004. The net interest margin for the second quarter and first half of 2005 was 3.52% and 3.51%, respectively compared to 3.67% and 3.69% for the corresponding periods in 2004, with the decrease primarily due to the acquired institutions having lower net interest margins than WesBanco, as well as current market conditions. The net interest margin for the second quarter of 2005 remained approximately the same on a linked quarter basis from 3.51% for the first quarter of 2005. WesBanco’s net interest margin has held at the same level over the past few quarters, despite significant short-term rate increases, as core deposit rates have lagged the increases in short-term interest rates; however, with market rates anticipated to further increase over the course of the year, competitive factors may result in further margin compression.

•
Non-interest income increased $1.8 million or 22.8% and $2.6 million or 15.5% over the second quarter and first half of 2004, with both periods driven by higher service charge revenue on deposit accounts due to an increase in the number of accounts primarily from the acquisitions, growth in ATM and debit card transaction income and to a lesser extent, an increase in trust revenues. Net securities gains were $1.1 million and $1.8 million for the second quarter and first half of 2005, respectively, which included a $0.7 million gain on the disposition of an equity security, as previously disclosed in a Form 8-K, compared to $0.2 million and $0.8 million for the same periods in 2004. In June 2005, WesBanco sold approximately $67.8 million of 1-4 family, fixed rate residential mortgage loans, with mortgage servicing rights retained, from its existing loan portfolio, at no significant gain or loss. The sale was completed in order to reduce exposure to potential rising interest rates and to improve the company’s asset/liability position.

•
WesBanco’s provision for loan losses increased $0.4 million or 28.3% and $0.5 million or 14.1% over the second quarter and first half of 2004, respectively, while the loan portfolio grew by $902.9 million or 44.5% since June 30, 2004. The lower provision, in relation to the growth in the loan portfolio for both periods in 2005, was due to the lower risk loans obtained in the two acquisitions. The allowance for loan losses as a percentage of total loans was 1.10% at June 30, 2005, down from 1.34% at June 30, 2004, due to the acquired institutions having lower allowance percentages as of the acquisition dates, a change in loan mix and a stable loan portfolio risk profile.

•
Non-interest expense increased $6.0 million or 28.2% and $12.0 million or 28.3% compared to the second quarter and first half of 2004. Both period increases were primarily due to increased staffing from the acquisitions, higher health care costs and overall higher operating costs due to the Winton and Western Ohio acquisitions. Final staffing reductions from the Winton transaction occurred in the second quarter of 2005 and accordingly the number of full-time equivalent employees has decreased from 1,358 at March 31, 2005 to 1,311 at June 30, 2005. Cost savings related to the Winton acquisition commenced in March 2005 and are expected to be fully realized later this year.

•
The provision for income taxes for the second quarter of 2005 increased $1.0 million or 46.0% compared to 2004, and on a year to date basis for 2005, increased $1.6 million or 34.7% compared to 2004. The increase for both periods in 2005, compared to the same periods in 2004 was primarily due to an increase in pretax income and to a lesser extent the relative tax inefficiency of the income producing assets of recent acquisitions. For the second quarter of 2005, the effective tax rate was 21.8% compared to 18.7% for the same period in 2004, while on a year to date basis for 2005, it was 21.5% compared to 19.2% for the same period in 2004.

•
Total loans increased $444.8 million or 17.9% between December 31, 2004 and June 30, 2005. The increase was primarily due to the 2005 Winton acquisition, which added approximately $477 million to the loan portfolio at the time of the merger, and continued organic loan growth in the commercial and commercial real estate categories, which was partially offset by the $67.8 million mortgage loan sale in June 2005. On a linked quarter basis from the first quarter of 2005, organic loan growth was approximately $35 million or 1.2% for the second quarter of 2005.

•
Total deposits increased $330.2 million or 12.1% between December 31, 2004 and June 30, 2005 primarily due to the Winton acquisition. On a linked quarter basis from the first quarter of 2005, WesBanco has seen increases in non-interest bearing demand deposits, savings and certificates of deposit categories, while money market accounts have decreased due to customer preferences, higher certificate of deposit pricing and competitive factors in the markets served by WesBanco.

•
For the quarter ended June 30, 2005, WesBanco repurchased a total of 469,742 shares and on a year to date basis for 2005 a total of 962,863 shares were repurchased. The average price paid on a year to date basis for 2005 was $28.58 per share. WesBanco has 553,780 shares still remaining for repurchase under the current one million share stock repurchase plan approved by the Board in March 2005.

"WesBanco continues to deliver solid results for our shareholders, both quarter after quarter and year over year. For the remainder of 2005, we look to expand our customer base in all of our market areas, as well as new market areas which we identified as having above average growth potential. We will also search for new products and ideas that will greatly enhance our customers overall banking experience and provide new customers a reason to come and experience what WesBanco has to offer. Another area of vital importance to all banks is customer service. WesBanco recently received a 97% customer satisfaction rating based on an independent customer survey. This rating not only shows our commitment and dedication to our existing customers but shows potential customers what makes WesBanco a great place to do business. To support our marketing program, WesBanco recently hired a new marketing and advertising firm, Blattner Brunner, headquartered in Pittsburgh, PA. Blattner Brunner will support WesBanco’s advertising, public relations, research, direct marketing and interactive marketing efforts," said Mr. Limbert.

WesBanco is a multi-state bank holding company with total assets of approximately $4.5 billion, operating through 85 banking offices, 2 loan production offices, and 129 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. In addition, WesBanco operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. that also operates Mountaineer Securities, WesBanco’s discount brokerage operation.

Forward-looking statements in this press release relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this press release should be read in conjunction with WesBanco’s 2004 Annual Report on Form 10-K, as well as the Form 10-Q for the prior quarter ended March 31, 2005, filed with the Securities and Exchange Commission ("SEC"), which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s 2004 Annual Report on Form 10-K filed with the SEC under the section "Risk Factors." Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the businesses of WesBanco and its recent acquisitions may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the mergers may not be fully realized within the expected timeframes; disruption from the mergers may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to the parent company and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, the National Association of Securities Dealers and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; competitive conditions in the financial services industry; rapidly changing technology affecting financial services and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

### See attached financial highlights.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended			For the Six Months Ended
	June 30,			June 30,
Statement of income	2005	2004	% Change	2005	2004	% Change
Interest income	$56,534	$40,020	41.26%	$111,418	$79,852	39.53%
Interest expense	22,666	13,658	65.95%	44,049	27,163	62.17%
Net interest income	33,868	26,362	28.47%	67,369	52,689	27.86%
Provision for loan losses	1,919	1,496	28.28%	3,762	3,296	14.14%
Net interest income after provision for
loan losses	31,949	24,866	28.48%	63,607	49,393	28.78%
Non-interest income
Trust fees	3,512	3,210	9.41%	7,226	6,741	7.19%
Service charges on deposit accounts	2,723	2,283	19.27%	5,185	4,466	16.10%
Net securities gains	1,068	155	589.03%	1,821	816	123.16%
Other income	2,637	2,444	7.90%	5,239	4,830	8.47%
Total non-interest income	9,940	8,092	22.84%	19,471	16,853	15.53%
Non-interest expense
Salaries and employee benefits	14,528	11,278	28.82%	28,424	22,473	26.48%
Net occupancy	1,751	1,362	28.56%	3,547	2,930	21.06%
Equipment	2,190	1,884	16.24%	4,394	3,654	20.25%
Core deposit intangible amortization	685	287	138.68%	1,348	574	134.84%
Merger-related expenses (1)	70	8	775.00%	563	17	3,211.76%
Other operating	8,269	6,627	24.78%	16,346	12,933	26.39%
Total non-interest expense	27,493	21,446	28.20%	54,622	42,581	28.28%
Income before provision for income taxes	14,396	11,512	25.05%	28,456	23,665	20.25%
Provision for income taxes	3,138	2,149	46.02%	6,118	4,543	34.67%
Net income	$11,258	$9,363	20.24%	$22,338	$19,122	16.82%

Taxable equivalent net interest income	$36,448	$28,689	27.05%	$72,473	$57,359	26.35%

Per common share data
Net income per common share - basic	$0.50	$0.48	4.17%	$0.98	$0.97	1.03%
Net income per common share - diluted	$0.50	$0.48	4.17%	$0.98	$0.97	1.03%
Dividends declared	$0.26	$0.25	4.00%	$0.52	$0.50	4.00%
Book value (period end)				$18.82	$16.22	16.03%
Tangible book value (period end)				$12.15	$13.30	(8.65%)
Average shares outstanding - basic	22,587,213	19,665,779	14.86%	22,788,686	19,692,856	15.72%
Average shares outstanding - diluted	22,643,463	19,709,958	14.88%	22,840,483	19,740,856	15.70%
Period end shares outstanding				22,321,525	19,649,453	13.60%

Selected ratios (annualized)
Return on average assets	0.99%	1.10%	(10.00%)	0.99%	1.13%	(12.39%)
Return on average equity	10.66%	11.80%	(9.66%)	10.54%	12.02%	(12.31%)
Yield on earning assets (2)	5.71%	5.42%	5.35%	5.66%	5.44%	4.04%
Cost of interest bearing liabilities	2.44%	2.00%	22.00%	2.39%	2.00%	19.50%
Net interest spread (2)	3.27%	3.42%	(4.39%)	3.27%	3.44%	(4.94%)
Net interest margin (2)	3.52%	3.67%	(4.09%)	3.51%	3.69%	(4.88%)
Efficiency (2)	59.27%	58.31%	1.65%	59.41%	57.38%	3.54%
Average loans to average deposits	96.36%	80.72%	19.38%	96.40%	79.62%	21.08%
Annualized net loan charge-offs /average loans	0.24%	0.31%	(22.58%)	0.19%	0.23%	(16.85%)

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western Ohio Financial Corporation.
(2) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 5
(unaudited, dollars in thousands)			% Change		% Change
Balance sheet (period end)			June 30, 2004 to		December 31, 2004
Assets	June 30, 2005	June 30, 2004	June 30, 2005	December 31, 2004	to June 30, 2005
Cash and due from banks	$93,045	$93,025	0.02%	$93,611	(0.60)%
Due from banks - Interest bearing	2,370	2,114	12.11	3,446	(31.22)
Federal funds sold	-	-	-	-	-
Securities	1,137,124	1,157,427	(1.75)	1,172,182	(2.99)
Loans:
Commercial and commercial real estate	1,522,303	1,062,230	43.31	1,308,044	16.38
Residential real estate	956,789	596,886	60.30	774,506	23.54
Consumer and home equity	454,277	371,357	22.33	405,985	11.90
Total loans	2,933,369	2,030,473	44.47	2,488,535	17.88
Allowance for loan losses	(32,348)	(27,267)	18.63	(29,486)	9.71
Net loans	2,901,021	2,003,206	44.82	2,459,049	17.97
Premises and equipment, net	63,459	53,162	19.37	56,670	11.98
Goodwill	137,339	49,868	175.41	73,760	86.20
Core deposit intangible, net	11,720	7,359	59.26	10,162	15.33
Other assets	150,682	129,662	16.21	142,519	5.73
Total Assets	$4,496,760	$3,495,823	28.63%	$4,011,399	12.10%

Liabilities and Shareholders' Equity
Non-interest bearing demand deposits	$373,210	$335,843	11.13%	$355,364	5.02%
Interest bearing demand deposits	318,786	281,998	13.05	312,080	2.15
Money market accounts	517,516	552,217	(6.28)	587,523	(11.92)
Savings deposits	464,628	354,567	31.04	362,581	28.14
Certificates of deposit	1,381,986	922,564	49.80	1,108,386	24.68
Total deposits	3,056,126	2,447,189	24.88	2,725,934	12.11
Federal Home Loan Bank borrowings	673,183	432,975	55.48	599,411	12.31
Other borrowings	226,417	191,498	18.23	200,513	12.92
Junior subordinated debt	87,638	72,174	21.43	72,174	21.43
Other liabilities	33,194	33,359	(0.49)	43,186	(23.14)
Shareholders' equity	420,202	318,628	31.88	370,181	13.51
Total Liabilities and Shareholders' Equity	$4,496,760	$3,495,823	28.63%	$4,011,399	12.10%

Average balance sheet and
net interest margin analysis	Three months ended June 30,				Six months ended June 30,
	2005		2004		2005		2004
	Average	Average	Average	Average	Average	Average	Average	Average
Assets	Volume	Rate	Volume	Rate	Volume	Rate	Volume	Rate
Due from banks - interest bearing	$4,631	1.91%	$2,298	3.49%	$5,678	1.49%	$2,655	0.76%
Loans, net of unearned income	2,968,613	6.02%	1,981,904	5.81%	2,964,017	5.95%	1,954,934	5.84%
Securities:
Taxable	741,597	3.87%	778,670	3.76%	751,735	3.85%	782,911	3.67%
Tax-exempt	433,806	6.80%	372,130	7.15%	422,316	6.91%	373,708	7.14%
Total securities	1,175,403	4.94%	1,150,800	4.76%	1,174,051	4.93%	1,156,619	4.78%
Federal funds sold	-	0.00%	4,367	1.01%	1,835	2.62%	7,421	0.94%
Total earning assets	4,148,647	5.71%	3,139,369	5.42%	4,145,581	5.66%	3,121,629	5.44%
Other assets	402,949		278,819		405,061		274,410
Total Assets	$4,551,596		$3,418,188		$4,550,642		$3,396,039

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$330,273	0.41%	$291,827	0.25%	$330,375	0.41%	$292,892	0.26%
Money market accounts	545,475	1.87%	558,354	1.66%	566,780	1.85%	561,310	1.66%
Savings deposits	455,916	0.64%	355,871	0.31%	446,954	0.58%	353,809	0.32%
Certificates of deposit	1,377,006	3.01%	926,761	2.81%	1,364,713	2.95%	928,580	2.81%
Total interest bearing deposits	2,708,670	2.07%	2,132,813	1.74%	2,708,822	2.02%	2,136,591	1.75%
Federal Home Loan Bank borrowings	695,179	3.36%	394,063	3.41%	707,395	3.35%	375,910	3.49%
Other borrowings	229,916	2.75%	180,103	1.29%	225,730	2.48%	178,030	1.26%
Junior subordinated debt	87,638	5.97%	37,270	5.54%	81,145	5.87%	34,103	5.55%
Total interest bearing liabilities	3,721,403	2.44%	2,744,249	2.00%	3,723,092	2.39%	2,724,634	2.00%
Non-interest bearing demand deposits	372,201		322,402		365,945		318,709
Other liabilities	34,492		32,339		34,335		32,681
Shareholders' equity	423,500		319,198		427,270		320,015
Total Liabilities and
Shareholders' Equity	$4,551,596		$3,418,188		$4,550,642		$3,396,039

Taxable equivalent net interest spread		3.27%		3.42%		3.27%		3.44%
Taxable equivalent net interest margin		3.52%		3.67%		3.51%		3.69%

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands, except per share amounts)

	Quarter Ended
	June 30,	March 31,	Dec.31,	Sept. 30,	June 30,
Statement of income	2005	2005	2004	2004	2004
Interest income	$56,534	$54,884	$46,727	$42,858	$40,020
Interest expense	22,666	21,383	17,465	15,585	13,658
Net interest income	33,868	33,501	29,262	27,273	26,362
Provision for loan losses	1,919	1,843	2,269	2,170	1,496
Net interest income after provision
for loan losses	31,949	31,658	26,993	25,103	24,866
Non-interest income
Trust fees	3,512	3,714	3,334	2,981	3,210
Service charges on deposit accounts	2,723	2,462	2,600	2,483	2,283
Net securities gains	1,068	753	733	867	155
Other income	2,637	2,602	2,750	2,940	2,444
Total non-interest income	9,940	9,531	9,417	9,271	8,092
Non-interest expense
Salaries and employee benefits	14,528	13,896	13,044	11,876	11,278
Net occupancy	1,751	1,796	1,496	1,336	1,362
Equipment	2,190	2,204	2,177	1,897	1,884
Core deposit intangible amortization	685	663	414	382	287
Merger-related expenses (1)	70	493	180	200	8
Other operating	8,269	8,077	7,807	6,482	6,627
Total non-interest expense	27,493	27,129	25,118	22,173	21,446
Income before income taxes	14,396	14,060	11,292	12,201	11,512
Provision for income taxes	3,138	2,980	2,260	2,173	2,149
Net income	$11,258	$11,080	$9,032	$10,028	$9,363

Taxable equivalent net interest income	$36,448	$36,024	$31,652	$29,642	$28,689

Per common share data
Net income per common share - basic	$0.50	$0.48	$0.44	$0.50	$0.48
Net income per common share - diluted	$0.50	$0.48	$0.43	$0.50	$0.48
Dividends declared	$0.26	$0.26	$0.25	$0.25	$0.25
Book value (period end)	$18.82	$18.62	$17.77	$17.59	$16.22
Tangible book value (period end)	$12.15	$12.08	$13.74	$13.49	$13.30
Average shares outstanding - basic	22,587,213	22,992,398	20,795,545	20,206,108	19,665,779
Average shares outstanding - diluted	22,643,463	23,043,874	20,871,212	20,256,465	19,709,958
Period end shares outstanding	22,321,525	22,769,417	20,837,469	20,823,606	19,649,453
Full time equivalent employees	1,311	1,358	1,209	1,229	1,161

Selected ratios
Return on average assets	0.99%	0.99%	0.92%	1.10%	1.10%
Return on average equity	10.66%	10.42%	9.79%	11.88%	11.80%
Yield on earning assets (2)	5.71%	5.60%	5.45%	5.37%	5.42%
Cost of interest bearing liabilities	2.44%	2.33%	2.19%	2.12%	2.00%
Net interest spread (2)	3.27%	3.27%	3.26%	3.25%	3.42%
Net interest margin (2)	3.52%	3.51%	3.52%	3.52%	3.67%
Efficiency (2)	59.27%	59.55%	61.16%	56.98%	58.31%
Average loans to average deposits	96.36%	96.44%	89.80%	87.29%	80.72%
Trust Assets, market value at period end	$2,557,916	$2,589,631	$2,664,795	$2,594,226	$2,577,985

(1) merger-related expenses are primarily related to the acquisitions of Winton Financial Corporation and Western
Ohio Financial Corporation.
(2) the yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

WESBANCO, INC.
Consolidated Selected Financial Highlights	Page 7
(unaudited, dollars in thousands)
Quarter Ended
June 30,	March 31,	Dec.31,	Sept. 30,	June 30,
Asset quality data	2005	2005	2004	2004	2004
Non-performing assets:
Non-accrual loans	$ 10,941	$ 8,476	$ 8,195	$ 7,685	$ 8,639
Renegotiated loans	-	-	-	-	646
Total non-performing loans	10,941	8,476	8,195	7,685	9,285
Other real estate and repossessed assets	2,525	2,497	2,059	1,986	1,708
Total non-performing loans and assets	$ 13,466	$ 10,973	$ 10,254	$ 9,671	$ 10,993
Loans past due 90 days or more	$ 7,585	$ 8,032	$ 7,584	$ 6,262	$ 4,169

Non-performing assets/total assets	0.30%	0.24%	0.26%	0.25%	0.31%
Non-performing assets/total loans, other real
estate and repossessed assets	0.46%	0.37%	0.41%	0.40%	0.54%
Non-performing loans/total loans	0.37%	0.29%	0.33%	0.32%	0.46%
Non-performing loans and loans past due 90
days or more/total loans	0.63%	0.56%	0.63%	0.58%	0.66%

Allowance for loan losses
Allowance for loan losses	$ 32,348	$ 32,225	$ 29,486	$ 29,694	$ 27,267
Provision for loan losses	1,919	1,843	2,269	2,170	1,496
Net loan charge-offs	1,795	1,051	2,478	1,814	1,031
Annualized net loan charge-offs /average loans	0.24%	0.14%	0.31%	0.27%	0.31%
Allowance for loan losses/total loans	1.10%	1.09%	1.18%	1.23%	1.34%
Allowance for loan losses/non-performing loans	2.96	x	3.80	x	3.60	x	3.86	x	2.94	x
Allowance for loan losses/non-performing
loans and past due 90 days or more	1.75	x	1.95	x	1.87	x	2.13	x	2.03	x

Capital ratios
Tier I leverage capital	8.17%	8.34%	9.34%	9.98%	10.11%
Tier I risk-based capital	11.93%	12.03%	13.43%	13.61%	15.00%
Total risk-based capital	13.01%	13.09%	14.54%	14.76%	16.21%
Shareholders' equity to assets (period end)	9.34%	9.30%	9.23%	9.39%	9.11%
Tangible equity to tangible assets (1)	6.24%	6.52%	7.36%	7.59%	7.79%

(1)Tangible equity is defined as shareholders' equity less goodwill and other intangible assets. Based on quarterly averages.